Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement of Professional Holding Corp. on Form S-4 of our report dated September 26, 2019 on the consolidated financial statements of Professional Holding Corp. and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

Fort Lauderdale, Florida

February 10, 2020